Exhibit 8.1

May 31, 2005

Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Re:	Federal Income Tax Consequences

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special counsel to Capital Auto Receivables, Inc. (the “Seller”) and General Motors Acceptance Corporation (“GMAC”) in connection with the issuance of Offered Notes (as defined in Exhibit A hereto) and Privately Placed Notes (as defined on Exhibit B hereto) by Capital Auto Receivables Asset Trust 2005-1 (the “Trust”), pursuant to an Indenture (the “Indenture”), between the Trust and JPMorgan Chase Bank, N.A., as Indenture Trustee (the “Indenture Trustee”), and Certificates (as defined on Exhibit C hereto), pursuant to a Trust Agreement (the “Original Trust Agreement”), dated as of May 23, 2005, to be amended and restated as of the Issuance Date (as defined below) (the “Trust Agreement”), between the Seller and Deutsche Bank Trust Company Delaware, as Owner Trustee (the “Owner Trustee”).

     The Trust intends to issue the Offered Notes on or about June 2, 2005 (the “Issuance Date”). The Certificates will be initially retained by the Seller, and may be subsequently sold by the Seller in one or more separate transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). In arriving at the opinions expressed below, among other things, we have examined and relied, to the extent we deem proper, on the following documents:

(i) a copy of the registration statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Act, on Amendment No. 1 to Form S-3 (File No. 333-105077) on May 16, 2003 with respect to asset-backed notes and certificates, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of a form of prospectus supplement relating to the Offered Notes substantially in the form to be filed with the Commission pursuant to Rules 424(b)(5) and 424(c) under the Act (the “Prospectus Supplement”) and the

Capital Auto Receivables, Inc.
May 31, 2005

prospectus dated December 1, 2004 relating thereto (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”);

(iii) the Original Trust Agreement and a form of the Trust Agreement;

(iv) a form of the Trust Sale and Servicing Agreement, among the Seller, GMAC, as Servicer, and the Trust (the “Trust Sale and Servicing Agreement”);

(v) a form of the Indenture;

(vi) a form of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), between GMAC and the Seller; and

(vii) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, the documents described in clauses (iii) through (vi) are referred to herein as the “Transaction Documents”).

     In arriving at the opinion expressed below, we have examined and relied, to the extent we deemed proper, on the Transaction Documents. In our examination, we have assumed that the Transaction Documents will be executed in the form submitted to us on or before the Issuance Date, and we have assumed the enforceability of all Transaction Documents. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents will be consummated strictly in accordance with their terms.

     In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all of which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinions, we have assumed that the Trust will be operated in accordance with the terms of the Trust Agreement, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Indenture.

     Based on and subject to the foregoing, we are of the opinion that under the existing federal income tax laws of the United States of America, although no transaction closely

Capital Auto Receivables, Inc.
May 31, 2005

comparable to those contemplated herein has been the subject of any Treasury regulation, revenue ruling, or judicial decision, for United States federal income tax purposes:

(i) the statements in the Base Prospectus under the caption “Federal Income Tax Consequences” and in the Prospectus Supplement under the caption “Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects;

(ii) the Offered Notes will be characterized as indebtedness; and

(iii) the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

     Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of the Offered Notes as indebtedness or the Trust as a partnership for federal income tax purposes.

     We hereby consent to the filing of this opinion with Form 8-K in connection with the sale of the Offered Notes and to the reference to our firm in the Base Prospectus under the captions “Federal Income Tax Consequences” and “Legal Opinions” and in the Prospectus Supplement under the captions “Tax Status” in the Summary, “Federal Income Tax Consequences” and “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Offered Notes

(i) $450,000,000 aggregate principal amount of Class A-2a Floating Rate Asset Backed Notes (the “Class A-2a Notes”);

(ii) $250,000,000 aggregate principal amount of 3.73% Class A-2b Asset Backed Notes (the “Class A-2b Notes”);

(iii) $600,000,000 aggregate principal amount of Class A-3 Floating Rate Asset Backed Notes (the “Class A-3 Notes”);

(iv) $760,000,000 aggregate principal amount of Class A-4 4.05% Asset Backed Notes (the “Class A-4 Notes”);

(v) $229,825,000 aggregate principal amount of Class A-5 Floating Rate Asset Backed Notes (the “Class A-5 Notes”);

(vi) $122,803,000 aggregate principal amount of Class B Floating Rate Asset Backed Notes (the “Class B Notes”); and

(vii) $46,051,000 aggregate principal amount of the Class C 4.73% Asset Backed Notes (the “Class C Notes”).

The Class A-2a Notes and the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and the Class C Notes are referred to collectively herein as the “Offered Notes”.

EXHIBIT B

Privately Placed Notes

(i) $550,000,000 aggregate principal amount of Class A-1 Floating Rate Asset Backed Notes (the “Class A-1 Notes”); and

(ii) $30,701,000 aggregate principal amount of Class D 6.50% Asset Backed Notes (the “Class D Notes”).

The Class A-1 Notes and the Class D Notes are referred to collectively herein as the “Privately Placed Notes”.

EXHIBIT C

Certificates

$30,701,224.17 aggregate certificate balance of Asset Backed Certificates (the “Certificates”)